EXHIBIT 99.1

[LOGO OF ARDEN REALTY, INC.]

NEWS FROM ARDEN REALTY, INC. FOR IMMEDIATE RELEASE
CONTACT:	RICK DAVIS, CHIEF FINANCIAL OFFICER (310) 966-2600

GE REAL ESTATE TO ACQUIRE ARDEN REALTY ; TRIZEC PROPERTIES TO ACQUIRE CERTAIN ARDEN ASSETS

STAMFORD, CT; LOS ANGELES, CA; CHICAGO, IL – December 22, 2005 – Arden Realty, Inc. (NYSE: ARI) (“Arden” or the “Company”) and GE Real Estate, a unit of GE Commercial Finance, announced today that they have executed a definitive agreement pursuant to which GE Real Estate will acquire the Company. In connection with the acquisition, Trizec Properties, Inc. (NYSE: TRZ) will acquire a Southern California portfolio comprised of 13 Arden properties, totaling 4.1 million square feet, concentrated in West Los Angeles and San Diego for approximately $1.6 billion.

Under the terms of the agreement, GE Real Estate will acquire all of Arden’s common stock for $45.25 per share in cash in a merger transaction. The total transaction consideration is approximately $4.8 billion, which includes the assumption and refinancing of approximately $1.6 billion of Arden’s outstanding debt. Pending the closing of the transaction, Arden expects to continue to pay customary quarterly dividends at an annualized rate of $2.02 per share. In addition, the cash consideration payable in the transaction per Arden common share will be increased by an amount equal to a proportional customary quarterly dividend through the closing date (without duplication of any declared dividends).

Completion of the transaction, which is expected to occur by the end of the first quarter of 2006, is subject to approval of the Company’s common shareholders and certain other customary closing conditions. The acquisition is not, however, conditioned upon consummation of the above-described purchase of Arden properties by Trizec. The transaction has been unanimously approved by the members of Arden’s Board of Directors.

Holders of limited partnership interests in the Company’s operating partnership will be given the choice of either receiving $45.25 in cash or a limited liability company interest in an affiliate of Trizec.

“This transaction brings us not only a high quality portfolio of real estate assets in the dynamic Southern California market, but also a great platform and infrastructure from which to grow,” said Michael Pralle, the President and Chief Executive Officer of GE Real Estate. “We are very excited about incorporating Arden’s expertise and footprint in Southern California into our real estate business. This transaction also gives GE Real Estate the opportunity to work with Trizec, one of the nation’s leading real estate investment trusts, to structure a transaction that creates positive results for all three parties.”

Richard Ziman, the Chairman and Chief Executive Officer of Arden, said, “This merger cements the relationship between the global endeavors of GE Real Estate and the dominant regional leverage of Arden. It is a blending of corporate cultures that will produce a powerful new real estate entity in this region. This transaction also demonstrates the intrinsic value of the Arden portfolio, the Arden executives and employees and their ability to generate strong returns for our investors.”

Tim Callahan, Trizec’s President and Chief Executive Officer, added, “The high quality office properties we will be acquiring will complement our existing Southern California office platform by enabling us to expand into the attractive West Los Angeles and San Diego markets. This transaction will also allow Trizec to continue its strategy of reallocating capital efficiently into markets with strong long-term growth prospects.”

Victor Coleman, Arden’s President and Chief Operating Officer, stated, “Arden’s reputation as Southern California’s pre-eminent office landlord extends far beyond its real estate assets. Arden’s inherent value is also the result of nearly ten years’ work in assembling a team of the region’s top real estate professionals whose level of expertise and teamwork is unmatched in our industry.”

Lehman Brothers Inc, Wachovia Securities, and Secured Capital LLC served as financial advisors to Arden in this transaction. Wachovia Securities and Houlihan Lokey Howard and Zukin also rendered fairness opinions to Arden’s Board of Directors. Latham & Watkins LLP and Venable LLP provided legal counsel to the Company. Merrill Lynch acted as the financial advisor to GE Real Estate, and King & Spalding LLP provided legal advice to it. Hogan & Hartson LLP provided legal counsel to Trizec.

About Arden

Arden Realty, Inc. is a self-administered, self-managing REIT that owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. Arden is the largest publicly trade office landlord in Southern California, with 116 properties, consisting of 192 buildings and approximately 18.5 million net rentable square feet of office space. For more information on the company, visit its website at http://www.ardenrealty.com.

About GE Real Estate

GE Commercial Finance Real Estate (www.gerealestate.com) is a world leader in real estate capital. Formed in 1972, the business has more then $35 billion in core assets with 34 offices located throughout North America, Europe, Asia and Australia/New Zealand. GE Real Estate, backed by its parent company’s AAA rating, offers a broad range of financing, equity and servicing solutions including: intermediate and long-term mortgage financing, restructuring and acquisition capital, niche equity investment/joint ventures, capital markets securitization and placements, and asset management. As one of the fastest growing units within GE Commercial Finance, Real Estate has experienced annual growth of more than 10% for the last ten consecutive years.

About Trizec

Trizec Properties, Inc., a REIT headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 50 office properties totaling approximately 37 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s website at www.trz.com or call toll free at 1 (800) 891-7017.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities laws. There can be no assurance that future results will be achieved and actual results could differ materially from forecasts and estimates. Forward-looking statements in this press release include, without limitation, statements relating to the anticipated closing date of the transaction, and the possibility that any of the conditions to closing, including those outside the control of Arden, will be satisfied. Arden does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Arden’s control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumptions noted by Arden.

Many factors may cause actual results to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain factors that could cause actual results to differ materially are general business and economic conditions, competitive market conditions, weather, pricing of debt and equity capital markets and other risks inherent in the real estate business. Such factors and others are listed in the Company’s Form 10-K and 10-Qs.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Arden with a wholly-owned subsidiary of General Electric Capital Corporation, Arden intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF ARDEN ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARDEN, GENERAL ELECTRIC CAPITAL CORPORATION AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Arden with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Arden by contacting Arden Investor Relations at (310) 966-2600 or accessing Arden’s investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Arden and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of Arden in connection with the merger.

Information about the executive officers and directors of Arden and the number of shares of Arden’s common stock beneficially owned by such persons is set forth in the proxy statement for Arden’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2005. Security holders may obtain additional information regarding the direct and indirect interests of Arden and its executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Arden Realty, Inc.

Richard S. Davis

Chief Financial Officer and Executive Vice President

310-966-2600

rdavis@ardenrealty.com

GE Commercial Finance Real Estate

Brent Feigenbaum

Director, Marketing Communications

203-585-0810

brent.feigenbaum@ge.com

General Electric Company

Russell Wilkerson

Director, Financial Communications

203-373-3193

russell.wilkerson@ge.com

Trizec Properties, Inc

Dennis C. Fabro

Senior Vice President, Investor Relations

312-798-6290

dennis.fabro@trz.com

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